BY-LAWS

                                OF

                   SENIOR RETIREMENT COMMUNITIES, INC.

                         ARTICLE I. OFFICERS
     Section 1. The officers of Senior Retirement Communities, Inc. shall be President and Chief Executive Officer; Vice-President; Secretary, and Treasurer.
     The officers shall be elected annually by the Board of Directors of its first meeting following the annual meeting. Officers may by members of the Board of Directors and vice-versa. An individual may hold more than one
(1) office as elected by the Board of Directors.

     The duties of the officers shall be as follows:
     President and Chief Executive Officer: The President and Chief Executive Office of this corporation shall preside at all meetings of the stockholders and directors. The President and CEO shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall execute notes, bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall have the general powers and duties of supervision and management usually vested in the office of President and CEO of a corporation.
     Vice-President:In the absence of the President and Chief Executive Officer, his duties shall devolve upon the Vice-President. In the absence of the Secretary or Treasurer, the duties of the latter shall devolve upon the Vice-President in his capacity as Assistant Secretary or Treasurer.
     Treasurer:The Treasurer shall have charge of all funds of the corporation and of its disbursements under the direction of the Board of Directors. She shall keep a record of

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all monies received and paid out, making a report of same to the Board of directors at each regular meeting thereof and whenever requested so to do. The Treasurer shall attend all meetings of the corporation and of the Board of Directors. She shall further be charged with the performance of such services in behalf of the corporation as may, from time to tome, be determined by the Board of Director.
     The Secretary: The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. She shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision she shall be. She shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by her signature. She shall be sworn to the faithful discharge of her duty.
     Section 2. The compensation of all officers shall be fixed by the Board of Directors.
     Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

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     Section 5. In the case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any directors, provided a majority of the entire Board concurs therein.

                      ARTICLE II. BOARD OF DIRECTORS
     Section 1. The Board of Directors shall be composed of not less than one
(1), nor more than five (5) directors who shall be elected annually as provided in the Charter. The number of directors to serve for the following year shall be established by majority vote of the directors at each annual meeting. The number of directors authorized may not be increased or decreased at any time other than at an annual meeting.
     Section 2. The Board of Directors shall be charged with the management of all of the affairs of the corporation, subject to the provisions of its Charter and By-Laws.
     Section 3. For the purpose of transacting the business of this corporation during the intervals between the meetings of the Board of Directors, the President and CEO and the Secretary-Treasurer shall constitute the Executive Committee, with full authority to act.
     Section 4. Regular meetings of the board of Directors shall be held monthly at such time and place as the directors may determine. Special meetings of the Board may be called by the President and CEO or Secretary-Treasurer on one day's notice to each director, either personally or by mail or by telegram.

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     Section 5. A quorum of the Board shall be determined by the number of directors. If there is only one (1) director, one (1) shall constitute a quorum; if two (2) directors, one (1) shall constitute a quorum; if three (3) or four (4) directors, two (2) shall constitute a quorum; and if five (5) directors, three (3) shall constitute a quorum.
     Section 6. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation of by these By-Laws directed or required to be exercised or done by the stockholders.
     Section 7. Indemnity. The corporation shall indemnify and hold harmless each director and officer now or thereafter serving the corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the corporation and/or by reason of his alleged acts or omissions as such director or officer, whether or not he continues to be such officer or director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any or all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not he continues to be such director or officer at the time such expenses are incurred; provided, however, that no director or officer shall be indemnified against any claim or liability arising out of his own negligence or wilful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims

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or liability or in settling the same unless in the judgment of the directors of the corporation the director or officer against whom such claim or liability is asserted has not been guilty of negligence or wilful misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                        ARTICLE III. COMMITTEES
     Section 1. The President and CEO may appoint such committees as he deems necessary, subject to the approval of the Board of Directors. Whenever the Board of Directors is not in session, the committees appointed by the President and CEO may be either approved or disapproved.
     Section 2. The Chairman of each committee shall make a written report to the Board of Directors whenever requested by the Board.

                   ARTICLE IV.  STOCKHOLDERS' MEETINGS

     Section 1. The annual meeting of the corporation shall be held as provided in the Charter.
     Section 2. Special meetings of the corporation may be called at any time by the President and CEO, or on the request, in writing to the President and CEO of a majority of the Board of Directors.
     Section 3. Immediately following the adjournment of the annual meeting of the

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corporation, the newly-elected directors shall hold a meeting for the purpose of organization, and the transaction of any other business.
     Section 4. Not less than five days prior to any meeting of the corporation, a notice of such meeting shall be mailed to each shareholder at his last known post office address. The notice for any special meeting shall state the purpose of the meeting. All meetings of the corporation may, however, be called without notice, by written waiver of the right to such notice, by each person entitled thereto.
     Section 5. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and witnessed by one witness. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a date of record for the determination of its stockholders entitled to vote.
     Section 6. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at lease five days prior the meeting.
     Section 7. A complete list of all stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at

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least ten days before every election, and shall at all time, during the usual hours of business and during the whole time of said election, be open to the examination of any stockholder.
     Section 8. Special meetings of the stockholder, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the President and CEO aor Secretary-Treasurer at the request in writing of a majority of the Board of Directors, or at the requests in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.
     Section 9. Business transacted at all special meetings shall be confined to the objects stated in the call.
     Section 10. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, at least five days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.
     Section 11. Order of Business of Stockholders' Meetings. At all meetings of stockholders, the order of business shall be, as far as applicable and practicable, as follows:
     1.Proof of quorum.
     2.Proof of proper notice.
     3.Reading and action on all approved minutes.
     4.Reports of officers and committees.
     5.Election of directors.

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     6.Unfinished business.
     7.New business.
     8.Adjournment.


                      ARTICLE V. CERTIFICATES OF STOCK
     The Certificates of Stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President and CEO and the Secretary-Treasurer.

                     ARTICLE VI.  REGISTERED STOCKHOLDERS
     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Louisiana.

                       ARTICLE VII.  LOSS OF CERTIFICATE
     Any person claiming a Certificate of Stock to be lost or destroyed, shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion require the owner of the lost or destroyed Certificate or his legal representative, to give the corporation a bond, in such sum as the Board of Directors of the corporation may require to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment

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of the directors. it is proper to do so.



                          ARTICLE VIII. CHECKS
     All checks, drafts and notes Of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                          ARTICLE IX. DIVIDENDS
     Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law.

                          ARTICLE X. AMENDMENTS
     These By-Laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at a regular or special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board called for that purpose, provided, however, that no change of the time or place for the election of directors shall be made within sixty days preceding the date on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty days before the election is held.

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     We, the undersigned, being all of the Board of Directors of Senior
Retirement Communities, Inc., do hereby assent to the foregoing By-Laws, adopt the same, and evidence our approval thereof by the affixing of our signatures hereto at Monroe, Louisiana, on this 10th day of September 1997.



                                               /S/DIANA M CALDWELL
                                               ---------------------------
                                               /S/Joanne M.Caldwell-Bayles
                                               ----------------------------
                                               Joanne M.Caldwell-Bayles
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